UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 30, 2005 - November 28, 2005

(Date of Report - Date of earliest event reported)

TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

(405)   775-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

Effective November 28, 2005, the Executive Compensation Committee of the Board of Directors of Tronox Incorporated approved compensation arrangements for Thomas W. Adams, Chief Executive Officer; Marty J. Rowland, Chief Operating Officer; Mary Mikkelson, Senior Vice President and Chief Financial Officer; Roger G. Addison, Vice President, General Counsel and Secretary; Robert Y. Brown, Vice President, Strategic Planning and Development; and Gregory E. Thomas, Vice President, Supply Chain and Strategic Sourcing, all as set forth in Exhibit 10.1.

In addition, effective November 28, 2005, the Executive Compensation Subcommittee approved of the entry by the company into continuity agreements with each of the executive officers named above.  The continuity agreements will provide benefits in the event of a qualifying termination that occurs in connection with a “change in control” of Tronox.  A change in control generally is defined as (a) a change in any two-year period in a majority of the members of Tronox’s board of directors, (b) any person becoming the beneficial owner, directly or indirectly, of 25% or more of Tronox’s outstanding common stock, (c)  the consummation of a merger or consolidation of Tronox with any other corporation, a sale of 50% or more of Tronox’s assets, Tronox’s liquidation or dissolution or a combination of the foregoing transactions, or (d) if a majority of the Board members in office immediately prior to a proposed transaction determine by written resolution that such proposed transaction, if taken, will be deemed a change in control and such proposed transaction is effected.

In the event of a qualifying termination of employment within two years after a change in control, each of the executive officers named above will be entitled to receive:

•                  a lump sum cash payment equal to three times the executive’s annual base salary, bonuses and perquisites (with such perquisites calculated at 7% of the executive’s annual base salary);

•                  any accrued but unpaid compensation (including the pro-rata amount of any bonus);

•                  any previously deferred compensation;

•                  an amount equal to the value of the number of performance units that the executive would have earned if the performance period for such performance units had ended on the date of the change in control or, if greater, the target number of performance units under the award; and

•                  an amount representing additional savings plan contributions for a three-year period plus the present value of lost pension benefits under our qualified defined benefit retirement plans after giving effect to five years of credit for age and service in the benefit calculation.

If the payment made to the executive causes such executive to be subject to an excise tax because the payment is a “parachute payment” (as defined in the Internal Revenue Code), then the payment will be increased to compensate the executive for the excise tax. In addition, in the event of a qualifying termination, the executive will be entitled to:

•                  a continuation of welfare benefits for up to three years;

•                  outplacement services;

•                  acceleration of vesting of all equity and equity-based awards; and

•                  all other accrued or vested benefits under our employee benefit plans.

The continuity agreements are attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7.

Item 9.01                                                 Financial Statements and Exhibits

Exhibit 10.1                                    Compensation arrangements for the named executive officers of Tronox Incorporated

Exhibit 10.2                                    Continuity Agreement, dated as of November 28, 2005, between Tronox Incorporated and Thomas W. Adams

Exhibit 10.3                                    Continuity Agreement, dated as of November 28, 2005, between Tronox Incorporated and Marty J. Rowland

Exhibit 10.4                                    Continuity Agreement, dated as of November 28, 2005, between Tronox Incorporated and Mary Mikkelson

Exhibit 10.5                                    Continuity Agreement, dated as of November 28, 2005, between Tronox Incorporated and Roger G. Addison

Exhibit 10.6                                    Continuity Agreement, dated as of November 28, 2005, between Tronox Incorporated and Robert Y. Brown

Exhibit 10.7                                    Continuity Agreement, dated as of November 28, 2005, between Tronox Incorporated and Gregory E. Thomas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED

	By:	(Roger G. Addison)
Roger G. Addison
Vice President, General Counsel and Secretary

Dated: November 30, 2005